UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11440 W. Bernardo Court, Suite 300 San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On December 29, 2021 (the "Closing Date"), ImageWare Systems, Inc. (the "Company") entered into a Term Loan and Security Agreement (the "Agreement") with certain funds and separate accounts managed by Nantahala Capital Management, LLC (collectively, "Nantahala"), as lenders, and the other lenders set forth on the signature pages thereto (together with Nantahala, the "Lenders"), pursuant to which the Lenders will provide to the Company a secured term loan credit facility in an aggregate amount of up to $2.5 million (the "Credit Facility").  All loans (each a "Loan", and collectively, the "Loans") under the Credit Facility will bear interest at a rate of 12% for the initial six months after the Closing Date, and at 17% thereafter until the maturity date of 12 months from the Closing Date (the "Maturity Date").  All amounts borrowed by the Company under the Credit Facility are secured by a first-priority lien on all the assets of the Company.  On the Closing Date, the Company received in initial draw-down on the Credit Facility of $0.6 million.  The Company expects to use the proceeds from the Credit Facility for working capital requirements and corporate purposes.

The Company may prepay amounts borrowed under the Credit Facility in whole or in part, at a price equal to 105% of the principal amount borrowed under the Credit Facility (including any interest capitalized thereon).  Upon the occurrence of: (I) any Debt Issuances, Dispositions, or Equity Interests (each as defined in the Agreement), the Company must prepay the Loans in an aggregate amount equal to the lesser of (a) the outstanding principal balance outstanding under the Credit Facility (including any interest capitalized thereon), and (b) 100% of the Net Cash Proceeds (as defined in the Agreement) received thereunder; and (II) a Change of Control (as defined in the Agreement), the Company must prepay the Loans in an aggregate amount equal to the lesser of (y) the outstanding principal balance outstanding under the Credit Facility (including any interest capitalized thereon), and (z) 105% of the Net Cash Proceeds received in connection therewith.

Pursuant to the Agreement, at any time after the Closing Date, each Lender shall have the right, but not the obligation, on mutually agreed upon terms, to exchange each such Lender’s pro rata portion of shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 ("Series D Preferred") held by such Lender for a mutually agreed upon portion of any subsequent Delayed Draw Loan (as defined in the Agreement) (an "Exchange"). Upon the Company's receipt by a Lender of a notice stating a Lender's intent to participate in an Exchange, the Company is required to offer to all holders of Series D Preferred the opportunity, but not the obligation, to exchange each such holder’s pro rata portion of shares of the Company's Series D Preferred held by such holder for participation in any subsequent Delayed Draw Loan, upon substantially similar terms as those provided in the applicable notice of Exchange by a Lender.

The Agreement contains customary events of default (each an “Event of Default”). If an Event of Default occurs, all amounts due and payable under the Credit Facility shall incur interest at the current rate of interest plus 4%. The Agreement further contains: (i) customary representations, warranties and covenants of the Company, including among others, covenants by the Company regarding title to the Company's Assets, the Company's rights to its intellectual property, the Company's use of the proceeds received thereunder, tax liabilities, and status of the Company's material contracts; and (ii) customary indemnification provisions whereby the Company will indemnify the Lenders for certain losses arising out of inaccuracies in, or breaches of, the representations, warranties and covenants of the Company, and certain other matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in the confidential disclosure schedules (the "Disclosure Schedules") provided the Company in connection with consummation of the transactions contemplated by the Agreement. These Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purposes of allocating risk between the Company and the Lenders, rather than establishing matters of fact. Accordingly, the representations and warranties in the Agreement should not be relied on as characterization of the actual state of facts regarding the Company.

Item 8.01   Other Events.

On January 4, 2022, the Company issue a press release announcing the Agreement and Credit Facility (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Statements in the Press Release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in the Press Release.  Such factors may include, but are not limited to, the ability to of the Company to continue to grow revenue, the Company's ability to continue to achieve positive cash flow given the Company's existing and anticipated operating and other costs, the Company’s ability to access the full amount of the Credit Line, and whether the Company will have access to additional necessary capital besides the Credit Facility.  Many of these risks and uncertainties are beyond the Company's control.  Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description
10.1*
Loan and Security Agreement, dated December 29, 2021, among ImageWare Systems, Inc., and certain funds and separate accounts managed by Nantahala Capital Management, LLC, and the other lenders set forth on the signature pages thereto.

99.1	Press Release Dated January 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain non-material exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2).  The registrant hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: January 4, 2022	By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer